EXHIBIT 5

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S    A  T     L  A  W

A LIMITED LIABILITY PARTNERSHIP

BANK OF AMERICA CENTER

1111 EAST MAIN STREET

RICHMOND, VIRGINIA 23219

www.troutmansanders.com

TELEPHONE: 804-697-1200

FACSIMILE: 804-697-1339

MAILING ADDRESS

P.O. BOX 1122

RICHMOND, VIRGINIA 23218-1122

April 23, 2004

The Board of Directors

TransCommunity Bankshares Incorporated

4235 Innslake Drive

Glen Allen, Virginia 23060

Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to TransCommunity Bankshares Incorporated, a bank holding company designated as a financial holding company under the Gramm-Leach-Bliley Act (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), which Shares are proposed to be offered by the Company at a purchase price of $15.00 per share in a non-underwritten offering as described in the Registration Statement.

As counsel to the Company, we have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S    A  T     L  A  W

A LIMITED LIABILITY PARTNERSHIP

The Board of Directors

TransCommunity Bankshares Incorporated

April 23, 2004

As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when subscribed and paid for and issued, will be validly issued, full paid and nonassessable under the laws of the Commonwealth of Virginia.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the Registration Statement and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement.

Very truly yours,

/s/ TROUTMAN SANDERS LLP